Exhibit 99.1

CONTACTS: FOR IMMEDIATE RELEASE	State National Companies, Inc. David Hale, COO & CFO 817-265-2000 Dennard • Lascar Associates Rick Black 713-529-6600

State National Companies Reports Third Quarter 2016 Results

Company Raises 2016 Outlook and Provides 2017 Outlook

BEDFORD, TX — November 9, 2016 — State National Companies, Inc. (NASDAQ: SNC), a leading specialty provider of property and casualty insurance services, today reported its financial results for the third quarter ended September 30, 2016. The Company has raised its 2016 outlook and is also providing its outlook for 2017.

Key Highlights - Third Quarter 2016 Financials Compared to the Third Quarter 2015:

•                  Total revenues were $57.9 million, up 13%

•                  Premiums earned were $33.7 million, an increase of 12%

•      Ceding fees were $19.3 million, up 2%

•                  Net income was $15.3 million, an increase of 24%

•                  EPS of $0.37, up from $0.28

•                  EBITDA was $25.6 million, up 23%

Commenting on the results, State National’s Chairman and Chief Executive Officer, Terry Ledbetter, said, “Strong financial results in both our Lender and Program Services segments led to significant earnings growth in the quarter and generated a 24 percent increase in net income and a 23 percent increase in EBITDA compared to last year. State National’s capital efficient and fee for service business model produces strong free cash flow and earns high returns on equity. I am pleased with our team’s operational performance in both businesses. In Lender Services, premiums earned grew 12% due to new sales, pricing adjustments and continued growth in our existing accounts. In Program Services, existing programs are growing and we are continuing to establish new client relationships for fronting programs. The growing global reinsurance and alternative capital market is being transformed by new structures and platforms, which are beginning to compress and realign the value chain between risk and capital.  State National has been a trusted provider of fronting services for four decades as a highly-rated and broadly-licensed insurance carrier.  This successful history and proven experience has established our reputation in this market as the preferred conduit between the production of primary insurance risk and capital. We believe these dynamics position State National with a distinct competitive advantage in an expanding market.

Mr. Ledbetter continued, “Based on our current performance, combined with our expectations for the remainder of the year, we have raised our 2016 outlook for both business segments and we are providing our outlook for 2017.”

State National Companies, Inc. Press Release

Total revenues in the third quarter of 2016 were $57.9 million, up 13% from $51.2 million in the third quarter of 2015.  Net income was $15.3 million, or $0.37 per diluted share, in the third quarter of 2016, compared to net income of $12.4 million, or $0.28 per diluted share, for the same period in 2015. Realized investment gains were $2.0 million in the third quarter of 2016 up from a realized loss of $0.6 million in the third quarter of 2015. The impact of the realized net investment gains and losses (net of tax) on EPS for the third quarter of 2016 was $0.03 per share.

Lender Services Segment

In Lender Services, the Collateral Protection Insurance, or CPI, business is fully vertically integrated as State National manages all aspects of the CPI business for its clients, including policy issuance and administration, underwriting and claims, which we believe is a competitive advantage in the market place. Additionally, the Company differentiates itself from competitors by establishing long-term relationships with clients, leveraging its alliance with CUNA Mutual, and providing high-quality service and advanced technology to more than 600 customers with portfolios in excess of 6.2 million loans.

In the third quarter of 2016, total revenues from the Lender Services segment were $34.6 million, an increase of $3.7 million, or 12%, from the third quarter of 2015.  Premiums earned increased by $3.5 million, or 12%, to $33.7 million in the third quarter of 2016 from $30.2 million in the third quarter of 2015. Contributing to this increase in Lender Services premiums are sales of new accounts, pricing adjustments and growth in loan portfolios of existing accounts driven by rising automobile sales and higher average automobile loan sizes.

Losses and loss adjustment expenses were $13.7 million in the third quarter of 2016, compared to $13.7 million in the same period last year.  Losses were flat and the net expense ratio decreased to 37.5% for the third quarter 2016 from 38.7% in the third quarter 2015.  This resulted in an improved net combined ratio year to date of 84.5% compared to 87.8% year to date in 2015.

Program Services Segment

The Program Services segment provides fronting to general agents and insurance carriers to leverage State National’s “A” (Excellent) A.M. Best rating with its expansive licenses and trusted reputation to provide access to the U.S. property and casualty insurance market in exchange for ceding fees.  State National issues the policy, and the reinsurer assumes the risk.

In the third quarter of 2016, total revenues from the Program Services segment were $19.3 million, an increase of $0.4 million, or 2%, from the third quarter of 2015.  The growth in revenues was driven by increased ceding fees from both new and existing client programs.

General and Administrative Expenses

General and administrative expenses in the third quarter of 2016 increased to $17.2 million from $14.5 million in the third quarter of 2015, reflecting investment in strategic growth and increased public company expenses.

State National Companies, Inc. Press Release

Balance Sheet

State National’s balance sheet reflects low financial leverage with $43.8 million of debt.  This debt has limited covenant requirements and is interest-only until the mid-2030s.

State National’s investment portfolio consists primarily of fixed income securities, the majority of which have investment grade ratings with short duration of approximately four years and are laddered to allow for new funds to reinvest annually as rates change.

Approximately $2.3 billion of State National’s assets are comprised of reinsurance recoverables, which are primarily related to the Program Services segment.  Offsetting these recoverables are unpaid losses, loss adjustment expenses and unearned premium liabilities for the same business. Recoverables of approximately $1.7 billion are secured by trust funds or letters of credit.

Share Repurchase Program

In October 2015, State National’s Board of Directors authorized a $50.0 million share repurchase plan. The Company purchased approximately 190,000 shares for $1.9 million in the third quarter.  In total, under the program, the Company has purchased approximately 2.5 million shares for $24.4 million as of September 30, 2016.

2016 and 2017 Outlook

State National has raised its 2016 outlook range:

Lender Services Segment

•                  Net Earned Premiums: $126 to $130 million (up from $117 to $127 million)

•                  Combined Ratio: 84 to 87 percent (down from 85 to 90 percent)

Program Services Segment

•                  Ceding Fees: $68 to $70 million (up from $61 to $66 million)

State National has also initiated its 2017 outlook range:

•                  Diluted earnings per share: $1.10 to $1.20

Conference Call

State National will host a conference call tomorrow, November 10, 2016, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) to discuss its third quarter 2016 results.  To access the call live, dial (412) 902-0030 and use the conference ID number 13647449# at least 10 minutes prior to the start time.  Alternatively, investors can listen live over the Internet by visiting the Company’s website at http://ir.statenational.com/.  For those who cannot listen to the live call, a telephonic replay will be available through November 17, 2016 and may be accessed by calling (201) 612-7415and using pass code 13647449#.  Also, an archive of the webcast will be available after the call for a period of 90 days on the “Investor Relations” section of the Company’s website at http://www.statenational.com/.

State National Companies, Inc. Press Release

Non-GAAP Reconciliation

The last page of this press release provides a reconciliation of EBITDA, a non-GAAP financial measure, to net income, its most directly comparable financial measure calculated and presented in accordance with GAAP.

About State National Companies, Inc.

State National Companies, Inc. (NASDAQ: SNC) is a leading specialty provider of property and casualty insurance services operating in two niche markets across the United States.  In its Lender Services segment, the Company specializes in providing collateral protection insurance, which insures personal automobiles and other vehicles held as collateral for loans made by credit unions, banks and specialty finance companies.  In its Program Services segment, the Company leverages its “A” (Excellent) A.M. Best rating, expansive licenses and reputation to provide access to the U.S. property and casualty insurance market in exchange for ceding fees.  To learn more, please visit www.statenational.com.  State National routinely posts important Company information on its website.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Various statements contained in this press release are forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. Our forward-looking statements are generally, but not always, accompanied by words such as “estimate,” “believe,” “expect,” “will,” “plan,” “target,” “could” or other words that convey the uncertainty of future events or outcomes.

There can be no assurance that actual developments will be those anticipated by us. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, our ability to recover from our capacity providers, the cost and availability of reinsurance coverage, challenges to our use of issuing carrier or fronting arrangements by regulators or changes in state or federal insurance or other statutes or regulations, our dependence on a limited number of business partners, potential regulatory scrutiny of collateral protection insurance, level of new car sales, availability of credit for vehicle purchases and other factors affecting automobile financing, our ability to compete effectively, a downgrade in the financial strength ratings of our insurance subsidiaries, our ability to accurately underwrite and price our products and to maintain and establish accurate loss reserves, changes in interest rates or other changes in the financial markets, the effects of emerging claim and coverage issues, changes in the demand for our products, the effect of general economic conditions, breaches in data security or other disruptions with our technology, and changes in pricing  or other competitive environments.

Forward-looking statements involve inherent risks and uncertainties that are difficult to predict, many of which are beyond our control. Additional information about these risks and uncertainties is contained in our filings with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

State National Companies, Inc. Press Release

STATE NATIONAL COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

($ in thousands, except for share and per share information)

	September 30,	December 31,
	2016	2015
	(Unaudited)
Assets:
Investments:
Fixed-maturity securities — available-for-sale, at fair value (amortized cost — $327,823, $327,764, respectively)	$337,568	$329,522
Equity securities — available-for-sale, at fair value (cost — $3,266, $4,796, respectively)	3,276	5,544
Total investments	340,844	335,066

Cash and cash equivalents	79,762	51,770
Restricted cash and investments	2,837	3,717
Accounts receivable from agents, net	32,541	23,913
Reinsurance recoverable on paid losses	1,237	1,187
Deferred acquisition costs	1,091	1,075
Reinsurance recoverables	2,291,175	1,911,660
Property and equipment, net (includes land held for sale — $1,034, $1,034, respectively)	16,489	17,163
Interest receivable	1,928	2,158
Income taxes receivable	—	3,330
Deferred income taxes, net	25,207	26,208
Goodwill and intangible assets, net	12,768	5,958
Other assets	4,759	4,353
Total assets	$2,810,638	$2,387,558

Liabilities:
Unpaid losses and loss adjustment expenses	$1,654,905	$1,364,774
Unearned premiums	673,677	585,448
Allowance for policy cancellations	64,742	59,610
Deferred ceding fees	32,700	29,119
Accounts payable to agents	2,550	2,458
Accounts payable to insurance companies	12,254	3,801
Debt, net	43,772	43,740
Income taxes payable	1,320	—
Other liabilities	33,086	35,151
Total liabilities	2,519,006	2,124,101

Shareholders’ equity:
Common stock, $.001 par value (150,000,000 shares authorized; 42,196,683 and 42,699,550 shares issued at September 30, 2016 and December 31, 2015, respectively)	42	43
Preferred stock, $.001 par value (10,000,000 shares authorized; no shares issued and outstanding at September 30, 2016 and December 31, 2015)	—	—
Additional paid-in capital	227,817	224,719
Retained earnings	57,574	37,322
Accumulated other comprehensive income	6,199	1,373
Total shareholders’ equity	291,632	263,457
Total liabilities and shareholders’ equity	$2,810,638	$2,387,558

State National Companies, Inc. Press Release

STATE NATIONAL COMPANIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

($ in thousands, except for per share information)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2016	2015	2016	2015
Revenues:
Premiums earned	$33,700	$30,156	$94,293	$85,145
Commission income	389	340	1,015	1,074
Ceding fees	19,263	18,837	52,424	49,360
Net investment income	2,001	2,008	6,141	5,961
Realized net investment gains (losses)	2,063	(571)	1,707	880
Other income	501	381	1,416	1,228
Total revenues	57,917	51,151	156,996	143,648

Expenses:
Losses and loss adjustment expenses	13,755	14,773	42,587	40,955
Commissions	1,408	1,207	4,235	3,964
Taxes, licenses, and fees	960	910	2,466	2,185
General and administrative	17,235	14,456	51,377	46,649
Interest expense	565	510	1,655	1,515
Total expenses	33,923	31,856	102,320	95,268

Income (loss) before income taxes	23,994	19,295	54,676	48,380

Income taxes:
Current tax expense (benefit)	10,801	8,864	21,292	21,878
Deferred tax expense (benefit)	(2,130)	(1,965)	(1,597)	(4,250)
	8,671	6,899	19,695	17,628
Net income (loss)	$15,323	$12,396	$34,981	$30,752

Net income (loss) per share attributable to common shareholders:
Basic earnings per share	$0.37	$0.28	$0.83	$0.70
Diluted earnings per share	0.37	0.28	0.83	0.70

Dividends, per share	$0.06	$0.06	$0.18	$0.08

Weighted-average common shares outstanding — basic	41,937,467	44,247,102	42,196,075	44,239,410
Weighted-average common shares outstanding — diluted	41,940,918	44,247,827	42,215,846	44,244,247

State National Companies, Inc. Press Release

Program Services Segment — Results of Operations

Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in thousands)	2016	2015	2016	2015

Revenues:
Premiums earned	$3	$4	$3	$(10)
Ceding fees	19,263	18,837	52,424	49,360
Total revenues	19,266	18,841	52,427	49,350

Expenses:
Losses and loss adjustment expenses	96	1,090	1,001	2,057
Commissions	2	—	5	2
Taxes, licenses, and fees	2	(1)	13	8
General and administrative	3,681	2,857	10,800	8,990
Total expenses	3,781	3,946	11,819	11,057

Income (loss) before income taxes	$15,485	$14,895	$40,608	$38,293

Program gross expense ratio	1.1%	1.0%	1.1%	1.1%
Gross premiums written	$350,541	$280,975	$957,962	$842,033
Gross premiums earned	$311,463	$258,621	$872,090	$745,407

State National Companies, Inc. Press Release

Lender Services Segment — Results of Operations

Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in thousands)	2016	2015	2016	2015

Revenues:
Premiums earned	$33,697	$30,152	$94,290	$85,155
Commission income	389	340	1,015	1,074
Other income	491	381	1,410	1,103
Total revenues	34,577	30,873	96,715	87,332

Expenses:
Losses and loss adjustment expenses	13,659	13,683	41,586	38,898
Commissions	1,406	1,207	4,230	3,962
Taxes, licenses, and fees	958	911	2,453	2,177
General and administrative	10,262	9,550	31,397	29,681
Total expenses	26,285	25,351	79,666	74,718

Income (loss) before income taxes	$8,292	$5,522	$17,049	$12,614

Net loss ratio	40.5%	45.4%	44.1%	45.7%
Net expense ratio	37.5%	38.7%	40.4%	42.1%
Net combined ratio	78.0%	84.1%	84.5%	87.8%

Gross premiums written	$45,746	$40,522	$114,688	$102,635
Net premiums written	$37,517	$33,039	$94,433	$84,452

State National Companies, Inc. Press Release

Corporate Segment — Results of Operations

Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in thousands)	2016	2015	2016	2015

Revenues:
Net investment income	$2,001	$2,008	$6,141	$5,961
Realized net investment gains (losses)	2,063	(571)	1,707	880
Other income	10	—	6	125
Total revenues	4,074	1,437	7,854	6,966

Expenses:
General and administrative	3,292	2,049	9,180	7,978
Interest expense	565	510	1,655	1,515
Total expenses	3,857	2,559	10,835	9,493

Income (loss) before income taxes	217	(1,122)	(2,981)	(2,527)

Income tax expense (benefit)	8,671	6,899	19,695	17,628

Net income (loss)	$(8,454)	$(8,021)	$(22,676)	$(20,155)

State National Companies, Inc. Press Release

Non-GAAP Reconciliation

Earnings before interest, taxes, depreciation and amortization, or EBITDA, is considered a non-GAAP financial measure because it reflects adjustments to net income for interest expense, income tax expense, and depreciation and amortization.  Management believes this measure is helpful to investors because it provides a supplemental measure of evaluating core financial performance between periods.

The accompanying information provides a reconciliation of EBITDA to net income, its most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  This non-GAAP financial measure should not be considered as an alternative to GAAP measures such as net income, earnings per share, return on equity or any other GAAP measure of liquidity or financial performance.

STATE NATIONAL COMPANIES, INC.

Reconciliation of Non-GAAP Financial Measures

($ in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
EBITDA	$25,633	$20,850	$59,430	$52,983
Reconciliation of EBITDA:
Net income	$15,323	$12,396	$34,981	$30,752
Plus: Interest expense	565	510	1,655	1,515
Plus: Income tax expense	8,671	6,899	19,695	17,628
Plus: Depreciation and amortization	1,074	1,045	3,099	3,088
EBITDA	$25,633	$20,850	$59,430	$52,983

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